LITTLE SWITZERLAND, INC.
                        161-B CROWN BAY CRUISE SHIP PORT
                             ST. THOMAS, USVI 00804



                                  July 11, 2000


Mr. Steven J. Davis
Almod Diamonds Limited
589 Fifth Avenue
Suite 610
New York, NY  10017


PRIVATE AND CONFIDENTIAL

         Re:  CONFIDENTIALITY AND STANDSTILL AGREEMENT

Dear Mr. Davis:

         In connection with your consideration of a possible transaction (the "Transaction") with Little Switzerland, Inc. and/or its subsidiaries, affiliates and divisions (collectively, with such subsidiaries, affiliates and divisions, the "Company"), the Company is prepared to make available to you certain information concerning the business, financial condition, operations, assets and liabilities of the Company. As a condition to such information being furnished to you and your directors, officers, shareholders, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, the "Representatives"), you agree to treat such information in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

         1. DEFINITION OF EVALUATION MATERIAL. The term "Evaluation Material" means any and all information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication) that is furnished to you or to your Representatives now or in the future by or on behalf of the Company. In addition, "Evaluation Material" shall be deemed to include all notes, analyses, compilations, studies, interpretations and other documents prepared by you or your Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to you or your Representatives pursuant hereto. The term "Evaluation Material" does not include information which (a) is or becomes available to the public generally (other than as a result of a disclosure by you or one of your Representatives),
(b) was within your possession prior to the date hereof, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, or (c) becomes available to you on a non-confidential basis from a source other than

Mr. Steven J. Davis
Almod Diamonds Limited
589 Fifth Avenue
Suite 610
New York, NY  10017


the Company or one of its Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

         2.  USE OF EVALUATION MATERIAL AND CONFIDENTIALITY.

             (a) You hereby agree that neither you nor any of your Representatives will use any of the Evaluation Material in any way that could be detrimental to the Company or its stockholders. Without limiting the generality of the foregoing, you hereby agree that you and your Representatives will use the Evaluation Material solely for the purpose of evaluating the Transaction, that the Evaluation Material will be kept confidential and that neither you nor any of your Representatives will disclose any of the Evaluation Material in any manner whatsoever; provided, however, that you may disclose the Evaluation Material (i) to such of your Representatives who need such information for the sole purpose of evaluating the Transaction, who agree to keep such information confidential and who are provided with a copy of this letter agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto, and (ii) in all other cases, to the extent that the Company gives its prior written consent to such disclosure. You agree that you will be responsible for any breach of this letter agreement by any of your Representatives and you agree to take, at your sole expense, all reasonably necessary measures to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material (including, without limitation, the initiation of court proceedings).

             (b) The Evaluation Material may contain material information about the Company that has not been disclosed to the public generally. You understand that you and your Representatives could be subject to fines, penalties and other liabilities under applicable securities laws if you or any of your Representatives trades in the Company's common stock while in possession of any material, non-public information concerning the Company. You agree not to trade, and not to allow any of your Representatives to trade, in the Company's common stock, until such time as you are no longer prohibited from trading in the Company's common stock under all applicable securities laws (whether because the Company has publicly disclosed all material information in the Evaluation Material, the Evaluation Material no longer contains material, nonpublic information or otherwise).

             (c) In addition, you agree that, without the prior written consent of the Company, neither you nor any of your Representatives will (i) attribute any materials or information provided to you or your Representatives hereunder to the Company or its advisors in connection with any communications with third parties or (ii) disclose to any other person the fact that the materials or information provided to you or your Representatives hereunder have

Mr. Steven J. Davis
Almod Diamonds Limited
589 Fifth Avenue
Suite 610
New York, NY  10017


been made available to you, the fact that discussions or negotiations are taking place concerning the Transaction, or any of the terms, conditions or other facts with respect thereto (including the status thereof); provided, however, that you may make such disclosure as is required by law (in which event, to the extent practicable, you will consult with, and exercise in good faith all reasonable efforts to mutually agree with, the Company regarding the nature, extent and form of such disclosure). The term "person" as used in this letter agreement shall be interpreted broadly to include the media and any corporation, partnership, group, individual or other entity.

             (d) In the event that you or any of your Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this letter agreement. If the Company waives compliance with the provisions of this letter agreement with respect to a specific request or requirement, you and your Representatives shall disclose only that portion of the Evaluation Material that is covered by such waiver and which is necessary to disclose in order to comply with such request or requirement. If, in the absence of a protective order or other remedy or a waiver by the Company, you or one of your Representatives is nonetheless, in the opinion of counsel, legally compelled to disclose Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure or penalty, you or your Representative may, without liability hereunder, disclose to such tribunal only that portion of the Evaluation Material which such counsel advises you is legally required to be disclosed. Notwithstanding the foregoing, in the event that you or one of your Representatives discloses Evaluation Material under the terms of this subsection, you and your Representatives shall exercise your best efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

             (e) At any time upon the request of the Company for any reason whatsoever, you shall deliver promptly to the Company all materials furnished hereunder to you or any of your Representatives by or on behalf of the Company, together with all copies of such materials in your possession or control or in the possession or control of any of your Representatives. In the event of such a request by the Company, you also agree to destroy all Evaluation Material prepared by you or any of your Representatives, together with all copies thereof. Notwithstanding the return or destruction of the above materials and the Evaluation Material, you and your Representatives will continue to be bound by your obligations of confidentiality and other obligations hereunder.

Mr. Steven J. Davis
Almod Diamonds Limited
589 Fifth Avenue
Suite 610
New York, NY  10017


             (f) It is understood that this Confidentiality Agreement and its restrictions will include all information discovered concerning Little Switzerland leases and lease properties.

         3. ACCURACY OF EVALUATION MATERIAL. You understand and acknowledge that neither the Company nor any of its officers, directors, employees, advisors or agents makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its officers, directors, employees, advisors or agents shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations and warranties that are made in a final definitive agreement regarding the Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

         4. ACCESS TO AND SOLICITATION OF EMPLOYEES. In consideration of the Company's provision of the Evaluation Material to you, you agree not to initiate or maintain contact with any officer, director, employee or agent of the Company regarding its business, operations, prospects or finances, except with the express written permission of the Company. You agree to submit or direct all (a communications regarding the Transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures, only to the persons indicated by the Company. You further agree that, for a period of two years from the date hereof, you will not solicit for employment any individual currently serving as a director, officer, employee or agent of the Company, without obtaining the prior written consent of the Company.

         5. STANDSTILL. You agree that, until eighteen months (18) months after the Company and you have terminated discussions concerning the Transaction, unless specifically requested by the Company in writing, neither you nor any of your affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act), but not including any person that beneficially owns less than fifty percent (50%) of your equity if such person is deemed to be your affiliate solely by reason of such ownership) nor any person serving at such time as one of your directors, officers or employees will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) any acquisition of more than 5% of any outstanding class of voting securities (or beneficial ownership thereof) or of any material assets of the Company; (ii) any tender or exchange offer, merger or other business combination involving the Company; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (iv) any "solicitation" of "proxies" (as such terms

Mr. Steven J. Davis
Almod Diamonds Limited
589 Fifth Avenue
Suite 610
New York, NY  10017


are used in the proxy rules of the Securities and Exchange Commission) to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined in the 1934 Act) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in subsection (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing. You also agree during such period not to request that the Company or any of its Representatives, directly or indirectly, amend or waive any provision of this paragraph (including this sentence).

         6. NO DEFINITIVE AGREEMENT/FREEDOM TO CHANGE PROCESS. You understand and agree that no contract or agreement providing for the Transaction shall be deemed to exist between you and the Company unless and until a final definitive agreement with respect thereto has been executed and delivered by you and the Company, and you hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with the Transaction unless and until you and the Company shall have entered into such a final definitive agreement. You also agree that, except for the matters specifically agreed to in this letter agreement, unless and until such a final definitive agreement regarding the Transaction has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to the Transaction. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to the Transaction, and to terminate discussions and negotiations with you at any time. You further understand that, until a final definitive agreement regarding the Transaction has been executed and delivered, (a) the Company and its Representatives shall be free to conduct any process for any transaction involving the Company, if and as they in their sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to you or any other person) and (b) you shall have no claims whatsoever against the Company, its Representatives or any of their respective directors, officers, stockholders, owners, affiliates or agents arising out of or relating to any such transaction involving the Company.

         7. REMEDIES. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by you or any of your Representatives and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you of this letter agreement, but shall be in addition to all other remedies available at law or equity to the Company. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that

Mr. Steven J. Davis
Almod Diamonds Limited
589 Fifth Avenue
Suite 610
New York, NY  10017


you or any of your Representatives has breached this letter agreement, you shall be liable for and pay to the Company on demand the reasonable legal fees and expenses incurred by the Company in connection with such litigation, including any appeal therefrom.

         8. WAIVERS AND AMENDMENTS. No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. No provision of this letter agreement can be amended without the specific written consent of the Company and you.

         9. CHOICE OF LAW/CONSENT TO JURISDICTION. The validity, interpretation, performance and enforcement of this letter agreement shall be governed by the laws of the State of Delaware. You hereby irrevocably and unconditionally consent to the sole and exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this letter agreement or the Transaction, and you agree not to commence any action, suit or proceeding related thereto except in such courts. You further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this letter agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum. You further agree that service of any process, summons, notice or document by U.S. registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court.

         10. SURVIVAL. The terms of this letter agreement shall survive the termination of discussions concerning the Transaction and any definitive agreement entered into with respect to any such Transaction.

Mr. Steven J. Davis
Almod Diamonds Limited
589 Fifth Avenue
Suite 610
New York, NY  10017


         Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

                                  Very truly yours,

                                  LITTLE SWITZERLAND, INC.


                                  By: ___________________________
                                      Name:  Robert L. Baumgardner
                                      Title: President and
                                             Chief Executive Officer

Accepted and agreed as of the 11th
day of July, 2000.

Steven Davis


By: /s/ STEVEN DAVIS
        -----------------------------
        Name:  Steven Davis
        Title: CFO